UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 31, 2006

Dominion Resources, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	001-08489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 31, 2006, the Dominion Resources, Inc. (Dominion) Organization, Compensation and Nominating (OCN) Committee approved the 2006 Long-Term Compensation Program (the “Program”) for its officers, including those officers named in Dominion’s 2006 Proxy Statement. The Program is being awarded pursuant to Dominion’s 2005 Incentive Compensation Plan and consists of two components of equal value: a restricted stock grant and a cash-based performance grant. The restricted stock is subject to a three year cliff vesting period, while payout of the performance grant will be based on the achievement of two performance metrics: total shareholder return and return on invested capital. Payout on the performance grant will be made by March 2008, with the amount of the award to vary depending on the level of achievement of the performance metrics.

Also on March 31, 2006, the OCN Committee approved an amendment to the Employment Continuity Agreement (ECA) between Dominion and each officer. The ECA was amended to reflect a change in Dominion’s policy for pro-rata vesting for retirement, death, disability and termination without cause and (ii) to comply with new Internal Revenue Service rules for nonqualified deferred compensation. The amendment makes the vesting of any equity grant dependent on the terms of each grant; with any grants made before April 2006 continuing to fully vest upon a change in control.

The Forms of Restricted Stock Grant and Performance Grants are included as Exhibits 10.1 and 10.2. The amendment to the ECA is included as Exhibit A to the Form of Restricted Stock Grant.

Item 9.01 Financial Statements and Exhibits

Exhibit
10.1	2006 Long-Term Compensation Program - Form of Restricted Stock Grant
10.2	2006 Long-Term Compensation Program - Form of Performance Grant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ Patricia A. Wilkerson
Patricia A. Wilkerson Vice President and Corporate Secretary

Date: April 4, 2006